EXHIBIT 23.2

                                 BELLA, HERMIDA,
                                GILLMAN, HANCOCK
                                     MUELLER

                          CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
American Commerce Solutions, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2002 with respect to the consolidated balance sheets of American Commerce Solutions, Inc. and Subsidiaries as of February 28, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended February 28, 2002 and 2001, which report appears in the Annual Report on Form 10-K of American Commerce Solutions, Inc. for the year ended February 28, 2002.

As discussed in our report and Note 2 to the financial statements, certain conditions raise substantial doubt about the Company's ability to continue as a going concern.


/s/ Bella, Hermida, Gillman, Hancock & Mueller
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Bella, Hermida, Gillman, Hancock & Mueller
Certified Public Accountants
Plant City, Florida
April 17, 2003